UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6002 Rogerdale Road, Suite 600 Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)

(713) 470-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)    On November 15, 2018, shortly after the consummation of the previously-announced business combination between Tidewater Inc. (“Tidewater”) and GulfMark Offshore, Inc. (“GulfMark” and such event, the “Business Combination”), Quinn P. Fanning stepped down from his position as Executive Vice President and Chief Financial Officer of Tidewater. At its first meeting following the Business Combination, which occurred the same day, the board of directors of Tidewater (the “Board”) appointed Quintin V. Kneen to succeed Mr. Fanning as its Executive Vice President and Chief Financial Officer. While these changes were effective immediately, Mr. Fanning will continue to serve Tidewater for a period of time in order to ensure an orderly transition, including serving as an officer of certain Tidewater subsidiaries.

Mr. Kneen, age 53, served as President and Chief Executive Officer of GulfMark from June 2013 until the consummation of the Business Combination. Mr. Kneen first joined GulfMark in June 2008 as Vice President – Finance, was promoted to Senior Vice President – Finance and Administration in December 2008, and served as Executive Vice President and Chief Financial Officer from 2009 until his promotion to President and CEO in 2013. Prior to joining GulfMark, Mr. Kneen was Vice President – Finance & Investor Relations for Grant Prideco, Inc., serving in executive finance positions at Grant Prideco between 2003 and 2008. Earlier in his career, Mr. Kneen held executive finance positions at Azurix Corp. and was an Audit Manager with the Houston office of Price Waterhouse LLP. He holds a Master of Business Administration from Rice University and a Bachelor of Business Administration in Accounting from Texas A&M University, and is a Certified Public Accountant and a Chartered Financial Analyst.

As the compensation committee of the Board has not yet made any determinations regarding his compensation, Mr. Kneen continues to receive the same compensation and benefits, including base salary, that were due to him under his employment agreement with GulfMark, a copy of which was filed as Exhibit 10.1 to GulfMark’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 20, 2018. In addition, Mr. Kneen is expected to execute and receive the benefit of Tidewater’s standard form of indemnification agreement for directors and executive officers, a copy of which has been filed as Exhibit 10 to Tidewater’s Current Report on Form 8-K filed with the SEC on August 12, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 15, 2018, announcing CFO transition.*

*	Filed with this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President, General Counsel and Secretary

Date: November 20, 2018

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